Exhibit (h)(1)

DISTRIBUTION SERVICES AGREEMENT

AGREEMENT made as of July 15, 2026 between AB TAX-AWARE CREDIT OPPORTUNITIES FUND a Delaware Statutory Trust (the “Fund”), and ALLIANCEBERNSTEIN INVESTMENTS, INC., a Delaware corporation (the “Distributor”).

WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end management investment company that is operated as an interval fund and it is in the interest of the Fund to offer its shares for sale continuously;

WHEREAS, the Fund may rely on exemptive relief from the Securities and Exchange Commission permitting the Fund to offer multiple classes of shares. In reliance on such relief, it is anticipated that the Fund will offer the following share classes: Class A and Advisor Class, and in the future, other classes of shares may be designated and offered (each, a “Class”);

WHEREAS, each Class shall have such relative rights and conditions and shall be sold in the manner set forth from time to time in the Fund’s registration statement on Form N-2 under the Securities Act (as defined below) and the Investment Company Act (as may be amended or supplemented from time to time, the “Registration Statement”) and as defined below;

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund’s shares in order to promote the growth of the Fund and facilitate the distribution of its shares;

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor.

The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell its shares of beneficial interest: Class A shares (the “Class A shares”) and Advisor Class shares (the “Advisor Class shares”) and shares of such other Class or Classes as the Fund and the Distributor shall from time to time mutually agree in writing shall become subject to this Agreement (the “New shares”), (collectively with the shares listed above, the “shares”) and hereby agrees during the term of this Agreement to sell shares to the Distributor upon the terms and conditions set forth herein.

Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor except that the rights given under this Agreement to the Distributor shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund; (b) the Fund’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or (c) the reinvestment in shares by the Fund’s shareholders of dividends or other distributions.

Section 3. Purchase of Shares from the Fund.

(a) The Distributor shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Distributor by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Distributor shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

(b) The shares are to be resold by the Distributor to investors at a public offering price, as set forth in Section 3(c) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Distributor upon the terms and conditions set forth in Section 8 hereof.

(c) The public offering price of the shares, i.e., the price per share at which the Distributor or selected dealers or selected agents (each as defined in Section 8(a) below) may sell shares to the public, shall be the public offering price determined in accordance with the then current Prospectus of the Fund (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to such shares, but not to exceed the net asset value at which the Distributor is to purchase such shares, plus, in the case of each Class of shares that is subject to a front-end sales charge, a front-end sales charge equal to a specified percentage or percentages of the public offering price of the shares of such Class of shares as set forth in the Prospectus. Shares of a Class that are subject to a sales charge may be sold without such a sales charge to certain classes of persons as from time to time set forth in the Prospectus. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f) hereof.

(d) The net asset value of shares of the Fund shall be determined by the Fund, or any agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each business day in accordance with the method set forth in the Prospectus and guidelines established or approved by the Trustees of the Fund.

(e) The Fund reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Trustees.

(f) The Fund, or any agent of the Fund designated in writing to the Distributor by the Fund, shall be promptly advised by the Distributor of all purchase orders for shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4. Repurchase or Redemption of Shares by the Fund.

(a) The Fund agrees to redeem or repurchase shares tendered by shareholders of the Fund in accordance with the Fund’s obligation in the Prospectus. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor.

Section 5. Duties of the Fund.

(a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of the Prospectus as the Distributor shall reasonably request.

(b) [Reserved.]

(c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its shares under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(d) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

Section 6. Duties of the Distributor.

(a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b) In selling shares of the Fund, the Distributor shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor, any selected dealer, any selected agent nor any other person is authorized by the Fund to give any information or to make any representations with respect to selling shares of the Fund, other than those contained in the Fund’s Registration Statement or the Prospectus or any sales literature specifically approved in writing by the Fund.

(c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA, as such requirements may from time to time exist.

Section 7. Selected Dealer and Agent Agreements.

(a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”) for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Fund shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein and may evidence such approval by filing said forms and amendments thereto as exhibits to its then currently effective Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Prospectus.

(b) Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of FINRA.

Section 8. Payment of Expenses.

(a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

(b) The Fund shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as an issuer or as a broker or dealer, in such states of the United States or other jurisdiction as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

Section 9. Indemnification.

(a) The Fund agrees to indemnify, defend and hold the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund’s Registration Statement and Prospectus in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Distributor against any liability to the Fund or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the

Distributor’s reckless disregard of its obligations and duties under this Agreement. The Fund’s agreement to indemnify the Distributor and any such controlling person as aforesaid is expressly conditioned upon the Fund’s being notified of the commencement of any action brought against the Distributor or any such controlling person, such notification to be given by letter, by telegram, or by email addressed to the Fund at its principal office in Nashville, Tennessee, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of the commencement of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Distributor. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Fund, the Fund will reimburse the Distributor or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or such persons. The indemnification agreement contained in this Section 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any controlling person and shall survive the sale of any of the Fund’s shares made pursuant to subscriptions obtained by the Distributor. This agreement of indemnity will inure exclusively to the benefit of the Distributor, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any of its shares.

(b) The Distributor agrees to indemnify, defend and hold the Fund, its several officers and Trustees, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Fund, its officers, Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in its Registration Statement or Prospectus in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor’s agreement to indemnify the Fund, its officers and Trustees, and any such controlling person as aforesaid is expressly conditioned upon the Distributor being notified of the commencement of any action brought against the Fund, its officers or Trustees or any such controlling person, such notification to be given by letter, telegram, or email addressed to the Distributor at its principal office in New York, and sent to the Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Distributor and the Fund, and their officers and Trustees or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of the commencement of any such action shall not relieve the Distributor from any liability which it may have to the Fund, to its officers and Trustees, or to such controlling person by reason of any such untrue statement or omission on the part of the Distributor otherwise than on account of the indemnity agreement contained in this Section 9.

Section 10. Notification by the Fund.

The Fund agrees to advise the Distributor immediately:

(a) of any request by the Securities and Exchange Commission for amendments to the Fund’s Registration Statement or Prospectus or for additional information,

(b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Fund’s Registration Statement or Prospectus or the initiation of any proceeding for that purpose,

(c) of the happening of any material event which makes untrue any statement made in the Fund’s Registration Statement or Prospectus or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

(d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Fund’s Registration Statement or Prospectus which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

Section 11. Term of Agreement; Amendment.

(a) This Agreement shall become effective on the date hereof and shall continue in effect for a term of two years and continue thereafter so long as such continuance is approved at least annually by the Board of Trustees, including by a majority of the Trustees of the Fund who are not “interested persons” (as defined in the Investment Company Act) of the Fund and who are not parties to this Agreement or the Distribution and Services Plan and who have no direct or indirect financial interest in the operation of such Plan or any agreement related thereto (“Independent Trustees”). This Agreement may be terminated without any penalty by either party on sixty days’ written notice.

(b) This Agreement may be amended only upon the vote of a majority of the Board of Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose (to the extent required by the Investment Company Act).

Section 12. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms “transfer,” “assignment,” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

Section 13. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, or electronic mail (“email”) addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice. Until changed by notice given in accordance with the foregoing, notices shall be addressed to the Fund or the Distributor, as applicable, at their respective principal offices.

Section 14. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

Section 15. Disinterested Trustees of the Fund. While the Agreement is in effect, the selection and nomination of the Trustees who are not “interested persons” of the Fund (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Trustees.

Section 16. Separate Agreements. The Fund, on behalf of each Class, shall be deemed to have entered into a wholly separate Agreement relating exclusively to each such Class. Any amendment to or termination of this Agreement explicitly relating to one or more Classes shall have no effect on, and shall not be considered to amend or terminate this Agreement with respect to, any other Class.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

AB TAX-AWARE CREDIT OPPORTUNITIES FUND

By:	/s/ Brian Doyle-Wenger
Name: Brian Doyle-Wenger
Title: Assistant Secretary

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Mark Gessner
Name: Mark Gessner
Title: Head – US Retail